Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hollysys Automation Technologies Ltd.

No. 2 Disheng Middle Road

Beijing Economic-Technological Development Area

Beijing 100176

P.R. China

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-170811) of Hollysys Automation Technologies Ltd. of our report dated September 21, 2011, relating to the consolidated financial statements for the year ended June 30, 2011, which appears in this Form 20-F.

/s/ BDO Limited

Hong Kong

September 27, 2013